Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Annual Report (Form 10-K) of Starwood Hotels & Resorts Worldwide, Inc. (the “Company”) of our report dated February 25, 2010, with respect to the consolidated financial statements of the Company, included in the 2009 Annual Report to Shareholders of the Company.
Our audits also included the financial statement schedule of the Company listed in Item 15(a). This schedule is the responsibility of the Company’s management. Our responsibility is to express an opinion based on our audits. In our opinion, as to which the date is February 25, 2010, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement Form S-3 No. 333-96715,

(2)	Registration Statement Form S-3 No. 333-96715-01,

(3)	Registration Statement Form S-3 No. 333-89130,

(4)	Registration Statement Form S-3 No. 333-89130-76,

(5)	Registration Statement Form S-3 No. 333-106888,

(6)	Registration Statement Form S-3 No. 333-106888-01,

(7)	Registration Statement Form S-3 No. 333-145894,

(8)	Registration Statement Form S-3 No. 333-147017,

(9)	Registration Statement Form S-4 No. 333-101310,

(10)	Registration Statement Form S-4 No. 333-106887,

(11)	Registration Statement Form S-8 No. 333-115926, pertaining to the Company’s 2004 Long-term Incentive Compensation Plan,

(12)	Registration Statement Form S-8 No. 333-115926-01, pertaining to the Company’s 2004 Long-term Incentive Compensation Plan,

(13)	Registration Statement Form S-8 No. 333-97469, pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(14)	Registration Statement Form S-8 No. 333-97469-01, pertaining to the Company’s Employee Stock Purchase Plan, 2002 Long-term Incentive Compensation Plan and 1999 Long-term Incentive Compensation Plan,

(15)	Registration Statement Form S-8 No. 333-111384, pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives, and

(16)	Registration Statement Form S-8 No. 333-111384-01, pertaining to the Company’s 1999 Annual Incentive Plan for Certain Executives;
of our report dated February 25, 2010, with respect to the consolidated financial statements of the Company incorporated herein by reference, our report dated February 25, 2010, with respect to the effectiveness of internal control over financial reporting of the Company, included herein, and our report included in the preceding paragraph with respect to the financial statement schedule of the Company included in this Annual Report (Form 10-K) of the Company for the year ended December 31, 2009.
/s/ Ernst & Young LLP
New York, New York
February 25, 2010